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EXHIBIT 10.5

                                    Debenture
                            STOCK EXCHANGE AGREEMENT

This Debenture Exchange Agreement (this "Agreement"), dated as of February 14, 2003, is entered into by and between FTS Apparel, Inc., a Colorado corporation (the "Company"), and Dutchess Private Equities Fund LP, (the "Holder").

RECITALS

WHEREAS, the Holder currently has 250,000 shares of the Company's common stock ("Stock"), issued pursuant to the Stock Purchase Agreement dated on August 22, 2002.

     WHEREAS, the Holder hereby agrees to exchange 250,000 shares of Stock into shares of the Company's Convertible Debenture pursuant to the terms set forth in the Debenture, Registration Rights Agreement and Subscription Agreement with Dutchess Private Equities Fund, LP dated February 14, 2003 ("Debenture"). Pursuant to the Holder's rights of conversion, upon conversion of the Debenture into the Company's common shares ("Stock") and for purposes of resale of such Stock pursuant to Rule 144 or Rule 145, the date of consideration shall remain August 22, 2002.

     WHEREAS, the Holder desires to acquire, and the Company desires to issue and sell to the Holder, $12,500 of the Debenture of the Company in exchange for
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250,000  shares  of  Stock;  and

     WHEREAS,  the  parties  hereto  desire  to  enter  into  this  Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     AUTHORIZATION  AND  SALE  OF  SHARES.

1.1 Agreement to Exchange. Subject to the terms and conditions of this Agreement, the Company will sell and issue to the Holder, and the Holder will acquire from the Company, $12,500 worth of the Company's Debentures in exchange for the cancellation of the 250,000 shares of Stock issued to the Holder.

1.2 No Public Solicitation. The Holder is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Holder in connection with investments in securities generally.

1.3. Issuance of Shares. Within ten (10) business days following the execution of this Agreement, the Company shall deliver to Holder a stock certificate for the Shares registered in the name of Holder.

2. Representations of the Company. The Company hereby represents and warrants to the Holder, that, to the extent applicable, all representations and warranties of the Company set forth in the Stock Purchase Agreement dated August 22, 2002, are incorporated herein as though fully set forth. The Company also agrees that all rights granted to the Holder as set forth in the Stock Purchase Agreement dated August 22, 2002 are also incorporated herein as though fully set forth.

3. Representations of the Holder. The Holder represents and warrants to the Company as follows:

3.1 Investment Intent. The Debentures, and the shares of Common Stock into which the Debentures, may be converted or exercised (collectively, the "Securities") are, or will be, acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.2 Reviews and Inspection. The Holder and his or its representatives and legal counsel have been granted the opportunity to review and inspect the Company's corporate books, financial statements, records, contracts, documents, offices and facilities, and have been afforded an opportunity to ask questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business. Holder is relying on its own analysis regarding the Company's operations, financial condition, assets, liabilities and other relevant matters as Holder deemed necessary or desirable in order to evaluate the merits and risks of the prospective investment contemplated herein. Holder acknowledges that it has not relied upon any information given to Holder, or any statements made, by the Company or any officers or directors of the Company, except for the representations and warranties of the Company expressly made herein.

3.3 Holder Due Diligence. The Holder and its representatives are solely responsible for the Holder's own "due diligence" investigation of the Company and its management and business and for Holder's analysis of the financial future and viability of the Company and desirability of the terms of this investment. Holder acknowledges that neither the Company nor any officer or director of the Company is making any representation or warranty regarding the Company's financial projections previously given to Holder or the assumptions underlying such financial projections, as such financial projections are subject to significant business, economic and other uncertainties and contingencies. Holder acknowledges that if the Company is not able to operate profitably or generate positive cash flows, the Company may have difficulty meeting its obligations and may not be able to continue to operate its business, and Holder could lose all of its investment. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and of protecting the Holder's interest in connection therewith.

3.4 Accredited Investor Status. Holder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act because each member of Holder is an "Accredited Investor" and Holder is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of the Holder's investment in the Securities.

3.5 Authority for Agreement. The Holder has the full right, power and authority to enter into and perform the Holder's obligations under the this Agreement, and the Agreement constitutes the valid and binding obligations of the Holder enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

3.6 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Holder is required in connection with the valid execution, delivery and performance of this Agreement.

3.7 Not an Investment Company. Neither the Holder nor any of its members is an "investment company" or a company controlled by an "investment company", within the meaning of the Investment Company Act of 1940, or principally engaged in, or undertaking as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock.

3.8 Tax Matters. The Holder has not relied on any statements or representations of the Company or any of its agents with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and there respective successors and permitted assigns. No party hereunder may assign neither this
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Agreement  nor any of the rights, interests or obligations without prior written
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consent  of  the  other  party.
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5.     Survival  of  Representations  and  Warranties.  All  agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement; provided, however, that except as provided above, such representations and warranties need only be accurate as of the date of such execution.

6. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If  to  the  Company:
     FTS Apparel, Inc.
     1379 River Road
     Yardley, Pennsylvania 19067
     Attention:  Scott Gallagher, CEO
     Telephone:     (215)  369-9820
     Facsimile:     (215)  369-9821

If  to  the  Investor:

     At  the  address  listed  in  the  Questionnaire.

With  a  copy  to:
     Joseph  B.  LaRocco,  Esq.
     49  Locust  Avenue,  Suite  107
     New  Canaan,  CT  06840
     Telephone:  203-966-0566
     Facsimile:  203-966-0363

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.


7. Brokers. Each of the Holder and the Company (a) represents and warrants to the other party that it has not retained any finders or brokers in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by it.

8. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

11. Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

12. Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or non-enforceability without invalidating the remaining provisions hereof.

13. Governing Law. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

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                     SIGNATURE PAGE TO CONVERTIBLE DEBENTURE
                   STOCK EXCHANGE AGREEMENT / DEBT CONVERSION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY":

FTS APPAREL, INC.
a Colorado corporation


By:  /s/ Scott Gallagher
      ____________________
     Name:  Scott Gallagher
     Title:  President



DUTCHESS PRIVATE EQUITIES FUND, L.P.
BY ITS GENERAL PARTNER DUTCHESS
CAPITAL MANAGEMENT, LLC


     /s/ Douglas Leighton
By:__________________________________
Name:
Douglas  H.  Leighton
Title:  A  Managing  Member






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